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                                                                   EXHIBIT 10.12

                            7450 FLYING CLOUD DRIVE
                                EDEN PRAIRIE, MN

                                LEASE AGREEMENT

       This Lease Agreement, made this 21st day of February, 1989, between RYAN/FLYING CLOUD ASSOCIATES LIMITED PARTNERSHIP (hereinafter called "Lessor"), and AMERICABLE, INCORPORATED a Minnesota Corporation (hereinafter called "Tenant");

       WITNESSETH, THAT

       1. Demised Premises. Lessor, subject to the terms and conditions hereof, hereby leases to Tenant the premises (hereinafter referred to as the "Demised Premises") addressed as 7450 Flying Cloud Drive, Eden Prairie, Minnesota (Lot 2, Block 1, Wilson Ridge addition, according to the plat thereof and situated in Hennepin County, Minnesota and shown crosshatched in red on the floor plan attached hereto as Exhibit A, comprising approximately/1 34,418 square feet of area in the building situated at Eden Prairie, Minnesota (hereinafter referred to as the "Building"), to be used by Tenant for Manufacturing sales and distribution of computer cable and for no other use or purpose. The Building, the land underlying and contiguous thereto and all improvements thereon are hereinafter referred to as the "Project". "Landlord's architect shall measure the demised premises after the Lease Term has commenced and shall provide a certificate of such measurement to Lessor and Tenant which shall be used to adjust, if necessary Base Rent and Tenant's pro rata share of operating costs.

       2. Term. Tenant takes the Demised Premises from Lessor, upon the terms and conditions herein contained, to have and to hold the same one & one-half (1 1/2) months commencing on the 15th day of May, 1989, and ending on the last day of June 1995, unless sooner terminated as herein provided.

                       Refer also to Rider, Paragraph 1.

       3. Base Rent. Tenant shall pay to Lessor during the Lease Term a monthly base rent of See Rider, Paragraph 2. Dollars ($see rider), payable on the first day of each month in advance at the office of Lessor at 900 2nd Ave. S., Ste. 700, Mpls., Minnesota 55402, or at such other place as may from time to time be designated by Lessor.





---------------

1/   See Rider, paragraph 3 for further agreements regarding operating costs.


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       4.  Operating Costs.  Tenant shall, for the entire Lease Term, pay to
Lessor as additional rent, without any set-off or deduction therefrom, a pro rata share of all costs which Lessor may incur in owning, maintaining, and operating the Project. Said costs are referred to herein as "Operating Costs" and are hereby defined to installments of special assessments payable with respect to the Project, maintenance, repair, replacement and care of all heating, lighting, plumbing and air conditioning fixtures, equipment and systems serving the common areas, parking and landscape areas, signs, snow removal, non-structural repair and maintenance of the exterior of the building, insurance premiums, management fees, wages and fringe benefits of personnel employed for such work, and costs of equipment purchased and used for such purposes, exclusive of depreciation, costs of tenant improvements and payments of principal and interest on any mortgages covering the Project. Operating Costs shall also include the yearly amortization of capital costs incurred by Lessor for improvements or structural repairs to the Project required to comply with any change in the law, rules or regulations of any governmental authority having jurisdiction, (in which case Tenant's liability and pro rata share shall be limited to $3,500.00 per calendar year); or for purposes of reducing Operating Costs, which costs shall be amortized over the useful life of such improvements or repairs, as reasonably estimated by Lessor, and which in the case of capital costs for improvements for the purpose of reducing operating costs, shall not exceed the actual amount of operating cost reduction.

       As soon as reasonably practicable prior to the commencement of each calendar year during the Lease Terms, Lessor shall furnish to Tenant an estimate of Tenant's share of Operating Costs, if any, for the ensuing calendar year and Tenant shall pay, as additional rent hereunder together with each installment of monthly base rent, one-twelfth (1/12th) of its estimated annual share of such Operating Costs. As soon as reasonably practicable after the end of each calendar year during the Lease Term, Lessor shall furnish to Tenant a certified statement of the actual Operating Costs for the previous calendar year, including Tenant's share of such amount, and within thirty (30) days thereafter Tenant shall pay to Lessor, or Lessor to Tenant as the case may be, the difference between such actual and estimated Operating Costs paid by Tenant. Tenant's share of such excess Operating Costs for the years in which this Lease commences and terminates shall be prorated based upon the dates of commencement and termination of the Lease Term. Also see Rider, paragraph 3.

       5. Additional Taxes. Tenant shall pay as additional rent to Lessor, together with each installment of monthly base rent, the amount of any gross receipts tax, sales tax or similar tax (but excluding therefrom any income tax) payable, or which will be payable, by Lessor, by reason of the receipt of the monthly base rent and adjustments thereto.





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       7.  Utilities.  Lessor shall provide mains and conduits to supply water, gas, electricity and sanitary sewage to the Demised Premises. Tenant shall pay, when due, all charges for sewer usage or rental, garbage disposal, refuse removal, water, electricity, gas, telephone and/or other utility services or energy source furnished to the Demised Premises during the term of this Lease, or any renewal or extension thereof. If Lessor elects to furnish any of the foregoing utility services or other services furnished or caused to be furnished by Lessor shall not exceed the rate Tenant would be required to pay to a utility company or service company furnishing any of the foregoing utilities or services. The charges thereof shall be deemed additional rent in accordance with Section 4.

       8. Care and Repair of Demised Premises. Tenant shall, at all times throughout the terms of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Demised Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant's obligations hereunder shall include but not be limited to the maintenance, repair and replacement if necessary, of all lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. The Tenant shall keep and maintain all portions of the Demised Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. *Refer to Rider, paragraph 13.

       If Tenant fails, refuses or neglects to maintain or repair the Demised Premises as required in this Lease after notice shall have been given Tenant, Lessor may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay to Lessor all costs plus 15% for overhead incurred by Lessor in making such repairs upon presentation to Tenant of invoices therefor provided said repairs are reasonably visible to Lessor, and unless repairs are of an urgent or emergency nature, Lessor shall provide Tenant with written notice of Tenant's failure to make repairs, and Tenant shall have 30 days to cure the deficiency. Lessor shall keep the foundation, exterior walls (except plate glass or glass or other breakable materials used in structural portion) and roof in good repair, and if necessary or required by proper governmental authority, make modifications or replacements thereof, except that Lessor shall not be required to make any such repairs, modifications or replacements which become necessary or desirable by reason of the negligence of Tenant, its agents, servants or





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employees, or by reason of anyone illegally entering or upon the premises, repairs, modifications or replacements are covered and collectible under the insurance policies required to be maintained by LESSOR under the terms and conditions of this Lease, unless the cost of said repairs, modifications or replacements are covered and collectible under the insurance policies required to be maintained by LESSOR under the terms and conditions of this Lease.

       The Lessor shall manage all outside maintenance of the Demised Premises, including grounds and parking areas. The cost of said maintenance shall be prorated in accordance with Section 4 of this Lease. All such maintenance which is provided by Lessor shall be provided as reasonably necessary for the comfortable use and occupancy of Demised Premises during business hours, except Saturdays, Sundays, and holidays, upon the condition that the Lessor shall not be liable for damages for failure to do so due to causes beyond its control.

       9.  Covenants of Tenant.  Tenant agrees that it shall:
           A. Observe such rules and regulations as from time to time may be put in effect by Lessor for the general safety, comfort and convenience of Lessor, occupants and tenants of said Building, and which rules and regulations shall be consistent with the terms and conditions of the Lease and uniformly enforced.

           B. Give Lessor access to the Demised Premises at all reasonable times, without change or diminution of rent, to enable Lessor to examine the same and to make such repairs, additions and alterations as Lessor may deem advisable, and during the ninety (90) days prior to the expiration of the term, to exhibit the Premises to prospective tenants and to place upon the door or in the windows of the Demised Premises any usual or ordinary "For Lease" signs. Lessor will use reasonable efforts to provide Tenant with 24 hours notice before entering the space.

           C. Keep the Demised Premises in good order and condition and replace all glass broken by Tenant with glass of the same quality as that broken, save only glass broken by fire and extended coverage risks, and commit no waste on the Demised Premised.

           D. Pay for all electric lamps, starters and ballasts used in the Demised Premises.

           E. Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods and effects and those of any other person





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                  claiming under Tenant, and quit and deliver up the DEmised
                  Premises to Lessor peaceably and quietly in as good order and condition as the same are now in or hereafter may be put in by Lessor or Tenant, reasonably use and wear thereof and repairs which are Lessor's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however, terminated, shall be considered abandoned and Lessor may dispose of the same as it deems expedient.

           F. Except for an assignment or subletting to an affiliate or a wholly owned subsidiary of Tenant or the parent corporation, the Tenant may not assign this Lease, or sublet all or any part of said Demised Premises, without the Lessor's prior written consent, which consent shall not be unreasonably withheld. The Lessor reserves the right, should the Tenant request such assignment or subletting, to release the Tenant from the terms and provisions of this Lease and the Lessor shall have thirty (30) days to make such determination. Should the Lessor exercise this right, the Lease shall terminate. Until termination hereof, the Tenant will, however, still remain liable for the performance of all the terms and conditions hereof.

           G. Not place signs on or about the Demised Premises without first obtaining Lessor's written consent thereto.

           H. Not overload, damage or deface the Demised Premises or do any act which may make void or voidable any insurance on the Demised Premises or the building, or which may render an increased or extra premium payable for insurance.

           I. Not place any additional locks on any of Tenant's doors without the written consent of the Lessor. The Lessor shall have the right to keep pass keys to the Demised Premises.

           J. Not make any alterations or additions to the Demised Premises without obtaining the prior written approval of the Lessor thereto, except cosmetic or decorative changes, which shall not require Lessor's consent provided that the changes are consistent or of better quality than existing improvements, and all alterations, additions or improvements (including carpeting or other floor covering which has been glued or otherwise affixed to the floor) which may be made by either of the parties hereto





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                  upon the Demised Premises, except movable office furniture and equipment shall be the property of Lessor, and shall remain upon and be surrendered with the Demised Premises, as a part thereof, at the termination of this Lease.

           K. Cause to be performed by a competent service company, preventative maintenance of all roof top HVAC units and warehouse unit heaters serving the Demised Premises, as recommended by the equipment manufacturer.

       Tenant's obligations under this paragraph numbered 9 to do or not to do a specified act shall extend to and include Tenant's obligations to see to it that Tenant's employees, agents and invitees shall do or shall not do such acts, as the case may be.

       10. Parking and Drives. The Tenant, its employees, and invitees shall have the non-exclusive right to use the common driveways and parking lots along with the other tenants and customers of the building. The use of such driveways and parking facilities are subject to such reasonable rules and regulations as the Lessor may impose. The Tenant further agrees not to use, or permit the use by its employees, the parking areas for the overnight storage of automobiles or other vehicles without the written permission of Lessor.

       11. Casualty Loss. In case of damage to the Demised Premises or the Building by fire or other casualty, Tenant shall give immediate notice to Lessor, who shall thereupon cause the damage to be repaired with reasonable speed, at the expense of the Lessor, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Lessor, and to the extent that the Demised Premises are rendered untenantable, the rent shall proportionately abate. Lessor shall commence repair and restoration promptly and with due diligence. If the premises cannot be restored in 180 days, force majeure excepted, Tenant may terminate the lease by providing Lessor with 30 days written notice. In the event the damage shall be so extensive that the Lessor shall decide not to repair or rebuild, this Lease shall, at the option of Lessor, be terminated as of the date of such damage by written notice from the Lessor to the Tenant, and the rent shall be adjusted to the date of such damage and Tenant shall thereupon promptly vacate the Demised Premises. In the event the damage shall be so extensive such that more than fifty percent (50%) of the Building has been destroyed, this Lease shall, at the option of either Lessor or Tenant, be terminated as of the date of such damage by written notice from either party to the other, and the rent shall be adjusted to the date of such damage and Tenant shall thereupon promptly vacate



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the Demised Premises.  Lessor agrees to insure the building at replacement cost and such policy shall contain a waiver of subrogation against Tenant.

       12. Condemnation. If the entire Demised Premises are taken by eminent domain, this Lease shall automatically terminate as of the date of taking. If a portion of the Demised Premises are taken by eminent domain, Lessor shall have the right to terminate this Lease as of the date of taking by giving written notice thereof to Tenant within ninety (90) days after such date of taking. If Lessor does not elect to terminate this Lease, it shall, at its expense, restore the Demised Premises, exclusive of any improvements or other changes made therein by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and to the extent that the Demised Premises are rendered untenantable, the rent shall proportionately abate. All damages awarded for a taking under the power of eminent domain shall belong to and be the exclusive property of Lessor, whether such damages be awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Demised Premises; provided, however, that Lessor shall not be entitled to any separate award made to Tenant for the value and cost of removal of its personal property and fixtures.

       13. Delay in Possession. If the Demised Premises shall on the scheduled date of commencement of the Lease Term not be ready for occupancy by the Tenant due to the possession or occupancy thereof by any person not lawfully entitled thereto, or because construction has not yet been completed, or by reason of any building operations, repair or remodeling to be done by Lessor, Lessor shall use due diligence to complete such construction, building operations, repair or remodeling and to deliver possession of the Demised Premises to Tenant. The Lessor, using such due diligence, shall not in any way be liable for failure to obtain possession of the Demised Premises for Tenant or to timely complete such construction, building operations, repair or remodeling, but the rental and other charges payable by Tenant hereunder shall be abated until the Demised Premises shall, on Lessor's part, be ready for the occupancy of Tenant, this Lease remaining in all other respects in full force and effect and the Lease Term not thereby extended. Refer also to the Rider, paragraph 1.

       14. Mutual Release/Waiver of Subrogation. Lessor and Tenant each hereby release the other from any and all liability or responsibility for any direct or consequential loss, injury or damage to the Demised Premises, or its contents, caused by fire or any other casualty, during the term of this Lease, even if such fire or any other casualty, during the term of this Lease, even if such fire or other casualty may have been caused by the negligence (but not the willful act) of the other party or one for whom such party may be responsible. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of





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subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees if required by said policies to give to each insurance company which has issued to it fire and other property insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

       Tenant shall not carry any stock of goods or do anything in or about said Leased Premises which will increase insurance rates on said Leased Premises or the Building in which the same are located. If Lessor shall consent to such use, Tenant agrees to pay as additional rental any increase in premiums for insurance against loss by fire or extended coverage risks resulting from the business carried on in the Leased Premises by Tenant. Tenant shall, at its own expense, comply with the requirements of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction.

       The Tenant shall maintain in full force and effect during the term hereof, a policy of public liability insurance under which Lessor and Tenant are named insured. The minimum limits of liability of such insurance shall be $1,000,000.00 combined single limit as to bodily injury and property damage. Tenant agrees to deliver a duplicate copy of said policy, or a certificate of insurance evidencing such coverage, to Lessor. Such policy shall contain a provision requiring ten (10) days written notice to Lessor before cancellation of the policy can be effected.

       15. Default. Tenant hereby agrees that in case Tenant shall default in making its payments hereunder or any of them or in performing any of the other agreements, terms and conditions of this Lease, then, in any such event, Lessor, in addition to all other rights and remedies available to Lessor by law or by other provisions hereof, may after ten days written notice, with due process, re-enter immediately into the Demised Premises and remove all persons and property therefrom, and, at Lessor's option, annul and cancel this Lease as to all future rights of Tenant and Tenant hereby expressly waives the service of any notice in writing of intention to re-enter as aforesaid. Tenant further agrees that in case of any such termination Tenant will indemnify the Lessor against all loss of rents and other damage which Lessor incurs by reason of such termination, including, but not being limited to, costs of restoring and repairing the Demised Premises and putting the same in rentable condition, costs of renting the Demised Premises to another tenant, loss or diminution of rents and other damage which Lessor may incur by reason of such termination, and all reasonable attorney's fees and expenses incurred in enforcing any of the terms of the Lease. Neither acceptance of rent by Lessor, with or without knowledge of breach, nor failure of Lessor to take action on account of any





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breach hereof or to enforce its right hereunder shall be deemed a waiver of any breach, and absent written notice or consent, said breach shall be a continuing one.

                        Refer also to Rider, paragraph 8

       16. Notices. All bills, statements, notices of communications which Lessor may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the Demised Premises and the time of rendition thereof of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail as herein provided. Any notice by Tenant to Lessor must be served by registered or certified mail addressed to Lessor at the address where the last previous rental hereunder was payable, or in case of subsequent change upon notice given, to the latest address furnished.

       17. Holding Over. Should Tenant continue to occupy the Demised Premises after expiration of the Lease term or any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall be from month to month and in no event from year to year or for any longer term.

       18. Subordination. The rights of Tenant shall be and are subject and subordinate at all times to the lien of any first mortgage now or hereafter in force against the project, provided such Mortgagee agrees not to disturb Tenant's possession if Tenant attorns to such Mortgagee, and Tenant shall execute such further instruments subordinating this Lease to the lien of any such first mortgage as shall be required by Lessor.
                       Refer also to Rider, Paragraph 14

       19. Estoppel Certificate. Tenant shall at any time and from time to time, upon not less than ten (10) days' prior written notice from Lessor, execute, acknowledge and deliver to Lessor and any other parties designated by Lessor, a statement in writing certifying (a) that this Lease is in full force and effect and is unmodified (or, if modified, stating the nature of such modifications), (b) the date to which the rental and other charges payable hereunder have been paid in advance, if any, and (c) that there are, to Tenant's knowledge, no uncured defaults on the part of Lessor hereunder (or specifying such defaults if any are claimed). Any such statement may be furnished to and relied upon by an prospective purchaser, tenant or encumbrancer of all or any portion of the Project.

       20. Service Charge. Tenant agrees to pay a service charge equal to one percent (1.0%) per month or any portion thereof of any payment of monthly base





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rent or additional charge payable by Tenant hereunder which is not paid within fifteen (15) days from the date due, or of $25.00 per month or portion thereof, whichever is greater.

       21. Binding Effect. The word "Tenant", wherever used in this Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases by assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Lessor and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Lessor. The Lessor may assign its right, title, and interest in this Lease, and such assignment shall thence terminate all the Lessor's obligations.





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       IN WITNESS WHEREOF, the respective parties hereto have cause this Lease to be executed the day and year first above written.

                                LESSOR:  RYAN/FLYING CLOUD ASSOCIATES
                                         LIMITED PARTNERSHIP

                                By:  Ryan Properties, Inc., its General Partner

                                Its: Vice President

                                TENANT: AMERICABLE, Incorporated, a
                                        Minnesota Corporation

                                By:      /s/
                                    -------------------------------------------

                                Its:             President
                                     ------------------------------------------





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                            RIDER TO LEASE AGREEMENT


       THIS RIDER to Lease Agreement is a Rider attached to and forming a part of that certain Lease Agreement dated February 21st, 1989, by and between RYAN/FLYING CLOUD ASSOCIATES LIMITED PARTNERSHIP, as Lessor ("LESSOR"), and AMERICABLE INCORPORATED, a Minnesota Corporation, as Tenant ("TENANT"), as the same shall modify, amend, supplement or alter the terms and provisions of said Lease Agreement and by these presents shall be incorporated therein by reference and form a part thereof for all purposes.

       In consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto further mutually agree as follows:

1.     Commencement Date

       Provided that the Lease is executed by February 21, 1989, and plans are approved by Tenant by February 24, Lessor shall use its best efforts to complete construction and to deliver the premises by the commencement date of May 15, 1989. The lease shall not start before May 15, 1989. In event that delivery of the premises is delayed beyond May 15, 1989 but not beyond June 29, 1989, (force majeure excepted) there will be no penalty to Lessor.

       In the event that occupancy is delayed, the day a Certificate of Occupancy is received shall be the lease commencement date. From the lease commencement date, the lease shall continue through the 73rd month following said date, and terminate on the last day of the 73rd month.

       The rent schedule shall start on the commencement date and Tenant shall receive no less than five full months of base rent abatement.

       Provided the Lease is executed by February 21, 1989, and plans are approved by Tenant by February 24, and if construction is not completed and a Certificate of Occupancy not received by June 29, 1989, (force majeure excepted) there will be a penalty to Lessor. For each one day the commencement date is delayed beyond June 29, 1989, Tenant shall receive a credit equivalent to 1.5 times the combined rent and operating costs for each day of delay. For each working day that lease execution or plan approval by Tenant is delayed beyond February 21, 1989 and February 24, 1989, respectively, the penalty start date shall be moved back one working day.





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2.     Net Rental Rate and Monthly Base Rent

       The net rental rate and monthly base rent shall be established as follows:

       A.  Months 1-5

           *      Net rental rate - $0.00 per square foot
           *      Monthly base rent - abated

       B.  Months 6-18

           *      Net rental rate - $3.50 per square foot
           *      Monthly base rent - $10,039.00

       C.  Months 19-60

           *      Net rental rate - $4.58 per square foot
           *      Monthly base rent - $13,136.00

       D.  Months 61-73 1/2

           *      Net rental rate - $5.65 per square foot
           *      Monthly base rent - $16,205.00

       E. Monthly base rents are subject to change based on final measurement of square footage.

3.     Operating Costs

       Operating costs for the first eighteen (18) months of the lease term shall be fixed at $2.50 per square foot. Thereafter, the operating costs shall be determined in accordance with the terms and conditions set forth in paragraph 4 of the Lease Agreement.

       For the purpose of this Lease, Tenant's "prorata share" of Operating Costs shall be that percentage obtained by dividing the rentable area of the Demised Premises (initially estimated to be 34,818 square feet) by the total rentable area of the Building (estimated to be 77,076 square feet), which calculation, if such measurements do not change, will result in a prorata share of forty-five percent (45%).





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       Operating costs shall specifically exclude:

       A. Leasing commissions, attorneys' fees, costs and other expenses incurred in connection with the negotiations or disputes with tenants, other occupants or prospective tenants of the building or due to any breach or violation by Landlord or any tenant of any lease;

       B. costs incurred in renovating or otherwise improving, decorating or redecorating for tenants or other occupants in the building;

       C. repairs or other work occasioned by fire, windstorm or other casualty, the costs of which are reimbursed to Landlord by insurers (or would have been reimbursed assuming that Lessor is carrying the insurance coverage required by the lease) or by governmental authorities in eminent domain proceedings;

       D. costs of correcting defects in the design or construction of the building including latent defects;

       E. costs which under generally accepted accounting principles, consistently applied are capitalized; except as delineated in paragraph 4 of the lease and in this paragraph of the Rider.

       F. costs of Landlord's general corporate overhead and general administrative expenses;

       G. costs incurred in advertising or other marketing or promotional activities designed primarily to market space in the building;

       H. penalties or interest charged for failure to pay real estate taxes before they become delinquent or failure to promptly comply with laws related to the building.

       The fee charged by Lessor for management of the building shall not exceed 4% of gross rents.

       Provided Tenant has paid in full all rent and additional rent billed to date, Tenant shall have a period of up to ninety (90) days after receipt of Landlord's certified statement of expenses in which to challenge any item, request invoices or other backup or to elect to perform an audit. If the audit shows an overstatement by five percent (5%) or more, the cost of the audit should be paid for by Landlord, otherwise, the cost should be paid Tenant. In any event, any difference in costs revealed by the audit should be promptly adjusted between Landlord and Tenant.

       Regarding amortization of capital costs as permitted under the terms and conditions of this Lease, such costs shall be amortized over the useful life of the applicable improvements or repairs as reasonably estimated by Lessor and, if requested by Tenant, as confirmed by an independent engineer or similar professional, whose fees shall be paid for by Tenant.

4.     Interior Tenant Improvements

       Lessor, at its expense, agrees to construct the space in accordance with the plans and specifications drawn by Walsh Bishop Associates dated December 20, 1988 and revised January 25, 1989 (attached here as Exhibit
       A), and in accordance with the specification outline attached here as Exhibit B. Lessor also agrees to pay all reasonable space planning charges incurred through the services of Walsh Bishop through January 24, 1989. The total cost for the above described improvements plus space planning charges is estimated at $242,177. It is mutually agreed that Lessor and Tenant will use their best efforts to reduce this cost to $230,000.

       Any subsequent changes to the plans and specifications at Tenant's which result in total interior construction and space planning costs exceeding the estimate $242,177, shall be at Tenant's expense.

       Ryan Construction Company of Minnesota shall act as the general contractor. Tenant shall have the right to suggest appropriate union subcontractors when the plans let out to bid. Lessor at its sole discretion reserves the right to select subcontractors based on bid price, references and proven subcontractor reliability.

       Lessor shall obtain from the general contractor, for the benefit of Tenant, a one (1) year warranty against defects in construction of the improvements to the Demised Premises, including specifically, any defects in materials and workmanship.

       In addition, Tenant shall deliver to Lessor at the time of occupancy any punch-list items which will be promptly completed by Lessor or Lessor's contractor. Lessor shall also be responsible for any latent defects in construction.

5.     Exterior Tenant Improvements

       Lessor, at its expense, agrees to construct all modifications to the exterior structure of the building as shown on the plans drawn by Walsh Bishop Associates and dated January 24, 1989, and attached here as Exhibit A. Lessor shall use its best efforts to complete exterior improvements simultaneously with interior improvements and subject to the same deadline and penalty provisions outlined in paragraph 1 of this Rider.

6.     Landlord's Consent

       In all cases where Landlord's consent is required, such consent shall not be unreasonably withheld.

7.     Parking

       A. Lessor agrees to add 20 parking stalls (thereby increasing the total number of parking stalls to 159) by summer of 1989 as weather permits. Failure to complete the addition of these parking stalls is not to be deemed a condition that shall delay the commencement date of the Lease. Lessor hereby advises Tenant that Lessor is endeavoring to add stalls up to a total of 162 stalls, subject to City approval of plans and specifications already submitted to the City of Eden Prairie.

       B. Lessor shall provide Tenant with six reserved parking stalls in the front of the building. Tenant recognizes that Lessor cannot effectively enforce the proper use of these stalls.

8.     Default by Tenant

       Tenant shall have the following grace periods, from receipt of written notice by Lessor, in which to cure the default:

       A. Non-payment of rent, additional rent, or other sums which may be due pursuant to the terms of the lease: 15 days.

       B. Other defaults: 30 days, unless the nature of the default is such that it cannot be reasonably cured within 30 days, in which case Tenant will not be deemed in default as long as Tenant promptly commences to cure the default and diligently proceeds to complete the cure.

9.     Option to Renew

       Tenant shall have two (2) options to renew the Lease Term for successive three (3) year periods. Each option shall be exercised, if at all, by Tenant providing Lessor with at least six (6) months written notice thereof. Base Rent shall be adjusted on first day of each three (3) year option period to the then-prevailing market rate for lease transactions of comparable size and type and for similar properties in the same general geographic area, giving due regard to concessions then being offered to tenants, such as free rent and improvement allowances. However, in no event shall the base rent including said concessions and allowances be less than $5.65 net (on an effective basis after subtracting concessions and allowances) per square foot per year.

10.    Memorandum of Lease

       Lessor agrees to deliver to Tenant within 30 days following lease execution a Memorandum of Lease in a form acceptable to Lessor which Tenant may place of record in the office of the Hennepin County Recorder.

11.    Utilities

       Lessor warrants that electric and gas service to the Demised Premises are submetered and that Tenant's share of electric and gas utilities service shall be determined based on monthly readings of these meters, which readings shall be conducted by Lessor and/or Tenant.

       Lessor warrants that water and sewer service to the Demised Premises is not separately metered and Tenant shall pay its pro rata share of water and sewer expense. The definition of "pro rata share" has been delineated in the Rider, paragraph 3.

12.    Guaranty of Lease

       This Lease is contingent upon the execution of the Guaranty of Lease (attached herein as Exhibit C) by North Star Universal, Inc., a Minnesota Corporation.

13. Limitation of Tenant's Obligations to Replace Rooftop Heating and Cooling Equipment:

       If the rooftop heating and cooling equipment cannot be repaired and must be replaced in its entirety, Lessor shall be responsible for replacement of said equipment. In consideration of this responsibility, Lessor shall have the right to routinely inspect and properly maintain said equipment, and Tenant shall promptly pay when due all charges for said inspections, maintenance and repairs.

       Upon termination of the initial lease term, and in the event Tenant exercises its option to renew, Lessor at its sole discretion shall determine whether or not the rooftop heating and cooling equipment and unit(s) are to be replaced. If Lessor so decides, Lessor shall replace the heating and cooling equipment and unit(s) and Tenant agrees to pay 30% of the cost of said new equipment and unit(s). Tenant's cost shall be amortized over the balance of the remaining lease term, payable in equal monthly installments, at an interest rate of prime plus 1% per annum.

14.    Subordination - Further Agreements
       Lessor agrees to obtain a subordination and non-disturbance agreement from existing mortgage holders. Lessor shall use its best efforts to obtain said agreements within thirty (30) days following lease execution. Lesser agrees to provide title evidence showing the names of the mortgage holders.

       IN WITNESS WHEREOF, Lessor and Tenant respectively have executed this Rider to Lease Agreement this 23rd day of February, 1989.

TENANT:                                   LESSOR:

AMERICABLE, INCORPORATED                  RYAN/FLYING CLOUD ASSOCIATES
a Minnesota Corporation                   LIMITED PARTNERSHIP

                                          By:Ryan Properties, Inc., its General
                                          Partner

BY: /s/                                   BY:  /s/
    ------------------------------             --------------------------------
ITS:  President                           ITS:    Vice President
    ------------------------------             --------------------------------

                                   EXHIBIT C

                               GUARANTEE OF LEASE

Guarantee of Lease made this 21st day February, 1989 given by North Star Universal Inc., a Minnesota Corporation, (hereinafter called "Guarantor") to RYAN/FLYING CLOUD ASSOCIATES LIMITED PARTNERSHIP (hereinafter called "Lessor").

WITNESSETH:

WHEREAS, simultaneously with the delivery of the Guarantee, Lessor is entering into a lease dated February 21, 1989, by and between RYAN/FLYING CLOUD ASSOCIATES (as "Lessor") and AMERICABLE, INCORPORATED, a Minnesota Corporation (as Tenant), for premises known as 7450 Flying Cloud Drive, Eden Prairie, consisting of approximately 34,818 square feet, and as more particularly described in said Lease;

NOW, THEREFORE, the Guarantor hereby covenants, guarantees and agrees as follows:

1. The Guarantor guarantees to Lessor the payment of all rent and additional rent due under the terms of said Lease Agreement and the performance of all terms, covenants, conditions, and agreements to be performed or observed by the Tenant under the Lease throughout the term of the Lease.

2. This Guarantee shall bind Guarantor and inure to the benefit of the Lessor and their respective successors and assignees.


                                                NORTH STAR UNIVERSAL, INC , a
                                                Minnesota Corporation

                                                BY:     /s/ Jeffrey J. Michael
                                                        ------------------------

                                                ITS:    Vice President
                                                        ------------------------

                                                DATE:   March 3, 1989
                                                        ------------------------

                       FIRST AMENDMENT TO LEASE AGREEMENT


          This First Amendment to Lease Agreement, made and entered into this 13th day of September, 1989, by and between RYAN/FLYING CLOUD ASSOCIATES LIMITED PARTNERSHIP, a Minnesota Limited Partnership (hereinafter called "Lessor"), and AMERICABLE, INCORPORATED, a Minnesota Corporation (hereinafter called "Tenant").

          WITNESSETH:

          WHEREAS, Lessor and Tenant entered into a Lease Agreement dated February 21, 1989 for certain premises located within the Building commonly described as 7450 Flying Cloud Drive, Eden Prairie, Minnesota (the "Demised Premises"); and

          NOW, THEREFORE, in consideration of the mutual terms, covenants, conditions and agreements hereinafter contained, it is hereby agreed by and between the parties hereto that the Lease Agreement is amended as follows:

          1. Paragraph 1 is hereby amended to provide that the Demised Premises does contain 34,341 square feet of area in the Building.

          2. Paragraph 2 is hereby amended to provide that the Lease Term shall be for a period of six (6) years and one (1) month commencing on the first day of June, 1989, and ending on the last day of June, 1995, unless sooner terminated as the Lease may provide.

          3. Paragraph 2 of the Rider to Lease Agreement shall hereby be amended to provide the following Base Rent Schedule.

          Monthly Base Rent for the period June 1, 1989 through October 31, 1989 shall be abated.

          Monthly Base Rent for the period November 1, 1989, through November 31, 1990 shall be TEN THOUSAND SIXTEEN AND 13/100 DOLLARS ($10,016.13) per month.

          Monthly Base Rent for the period December 1, 1990 through June 30, 1994 shall be THIRTEEN THOUSAND ONE HUNDRED SIX AND 82/100 DOLLARS ($13,106.82) per month.

          Monthly Base Rent for the period July 1, 1994 through June 30, 1995 shall be SIXTEEN THOUSAND ONE HUNDRED SIXTY EIGHT AND 89/100 DOLLARS ($16,168.89) per month.

          4. Paragraph 3 of the Rider to Lease Agreement shall hereby be amended to provide that the tenants "prorata share" of Operating Costs shall be the percentage obtained by dividing the rentable area of the Demised Premises (34,341 square feet) by the total rentable area of the Building (77,348 square feet), which calculation will result in a pro rata share of forty-four and 40/100 percent (44.40%).

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Lease Agreement to be executed as of the day and year first written above.

          Lessor:                                  RYAN/FLYING CLOUD ASSOCIATES
                                                   LIMITED PARTNERSHIP

                                                   By:Ryan Properties, Inc.
                                                   Its:General partner


                                                   By:  /s/
                                                        ------------------------
                                                        Its: Vice President
                                                        ------------------------


          Tenant:                                  AMERICABLE, INCORPORATED


                                                   By:  /s/
                                                        ------------------------
                                                        Its: Vice President
                                                        ------------------------

                      SECOND AMENDMENT TO LEASE AGREEMENT

          THIS SECOND AMENDMENT TO LEASE AGREEMENT ("Second Amendment") is made and entered into as of the 2nd day of March, 1995, by and between MINNEAPOLIS INVESTMENT ASSOCIATES, L.P. ("Lessor") and AMERICABLE, INCORPORATED ("Tenant").

                                  WITNESSETH:

          WHEREAS, Ryan/Flying Cloud Associates Limited Partnership ("RFCALP") and Tenant previously entered into and executed that certain Lease Agreement dated February 21, 1989 ("Original Lease") for the rental by Tenant from RFCALP of the premises more particularly described in Exhibit "A" attached to the Original Lease;

          WHEREAS, RFCALP and Tenant previously entered into and executed that certain First Amendment to Lease Agreement dated September 13, 1989;

          WHEREAS, RFCALP and Landlord previously entered into and executed that certain Assignment and Assumption of Leases dated March 31, 1990, pursuant to which RFCALP assigned to Lessor all RFCALP's right, title and interest in the Original Lease (the Original Lease, as amended and assigned is herein referred to as the "Lease Agreement"); and

          WHEREAS, Lessor and Tenant mutually desire to modify and amend certain provisions of the Lease Agreement upon the terms and conditions contained herein.

          NOW, THEREFORE, for and in consideration of the modifications contained herein, $10.00, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Lessor and Tenant hereby agree as follows:

          1. The defined terms and terms of art used in this Second Amendment, as indicated by the initial letter thereof being capitalized, shall have the same meaning as set forth in the Lease Agreement, unless otherwise set forth herein to the contrary.

          2. Paragraph 2 of the Lease Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                "Term. Tenant takes the Demised Premises from Lessor, upon the terms and conditions herein contained, to have and to hold the same for the term ("Lease Term") of Eleven (11) years and one
                (1) month commencing on the first day of June, 1989, and ending on the last day of June, 2000, unless sooner terminated as herein provided."

          3. Paragraph 2 of the Rider to the Lease Agreement is hereby amended by adding the following language to the Base Rent Schedule:

                "... Monthly Base Rent for the period July 1, 1995 - June 30, 1996 shall be $16,301.00.
                Monthly Base Rent for the period July 1, 1996 - June 30, 1997 shall be $16,708.50.
                Monthly Base Rent for the period July 1, 1997 - June 30, 1998 shall be $17,126.25.
                Monthly Base Rent for the period July 1, 1998 - June 30, 1999 shall be $17,554.42.
                Monthly Bass Rent for the period July 1, 1999 - June 30, 2000 shall be $17,993.25;

provided, however, Lessor shall provide a credit of $60,000.00 which shall be applied to the Monthly Base Rent commencing July 1, 1995, which equates to 3.68 months of Base Rent.

          5. Paragraph 9 of the Rider to the Lease Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "Option to Renew

          Tenant, provided it is not in default under any of the terms and conditions of the Lease Agreement, shall have the option to renew the Lease Term for one three year period. Such option shall be exercised, if at all, by Tenant providing Lessor with at least six (6) months written notice of its intent thereof prior to the expiration of the Lease Term. Base Rent shall be adjusted on the first day of such option period to the then prevailing market rate for lease transactions of comparable size and type and for similar properties in the same general geographic area, giving due regard to concessions then being offered to renewing tenants, such as refurbishment and free rent.

          6.    The following paragraphs are hereby added to the Lease:

          "Termination

          Tenant shall have the right to terminate the last two years of the Lease Term provided that: a) written notice of such intent to terminate is provided to Lessor no later than November 30, 1997; and
          b) a termination fee of $51,378.75 is paid to Lessor together with the Monthly Base Rent no later than June 1, 1998."

          "First Right to Lease

          In the event Lessor desires to lease additional space within the building of which the Demised Premises is a part, Lessor shall notify Tenant, in writing, of same. Tenant shall respond to Lessor on or before seven (7) days after its receipt of the aforesaid notice from Lessor whether or not it wishes to proceed with negotiations to occupy said space. In the event Lessor and Tenant are unable to agree upon the terms of a lease agreement for said space on or before thirty (30) days after Tenant receives notice from Lessor, as aforesaid, then Lessor may lease such space to others, provided the terms of the lease agreement for such space are the same as or no more favorable to the new tenant than those offered by Lessor to Tenant. The obligation of Landlord to offer such space to Tenant is a one time right, and having once offered such space to Tenant and then leased it to a third party, Landlord shall have no further obligation to Tenant to offer such space to Tenant."

          The Lease Agreement, as amended hereby, is hereby ratified and affirmed by Landlord and Tenant.

          In addition to the amendments set forth above, Landlord and Tenant hereby agree that a three percent (3%) cash-out commission in the amount of $30,846.00 shall be payable to Northco as follows: a) $15,423.00 to be paid upon execution of this Second Amendment; and b) $15,423.00 to be paid on July 1, 1995. Tenant acknowledges that TMW Real Estate Management, Inc. has represented Landlord in connection with this Second Amendment and shall be compensated by Landlord pursuant to a separate agreement.

          This Second Amendment shall have no force and effect and shall not be binding on Landlord unless and until Tenant delivers to Landlord a duly executed Reaffirmation of and Amendment to Guarantee in the form attached hereto as Exhibit "A" and by reference incorporated herein.

          This Second Amendment shall be governed exclusively by the provisions hereof and by the laws of the State of Minnesota.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment through their authorized officers, under seal, as of the year first above written.

                                  LANDLORD:
                                  --------

                                  Minneapolis Investment Associates, L.P. a
                                  Georgia limited partnership

                                  By: TMW Real Estate Group, L.P., its
                                      general partner

                                      By: TMW Real Estate Partners, Inc.,
                                          its general partner

                                          By:  /s/
                                             --------------------
                                          Title:      Vice President
                                                -------------------------
                                                  [CORPORATE SEAL]



                                  TENANT:
                                  ------

                                  AMERICABLE, INCORPORATED, a
                                  Minnesota corporation



                                  By:    Gary Eizenga
                                     -------------------------------------------

                                                   [CORPORATE SEAL]